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                [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

                                                                   EXHIBIT 5.01
                             August 27, 1997




(212) 351-4000                                                   C 30620-00004
Falcon Building Products, Inc.
Hart & Cooley, Inc.
Mansfield Plumbing Products, Inc.
DeVilbiss Air Power Company
SWC Industries, Inc.
Ex-Cell Manufacturing Company, Inc.
Two North Riverside Plaza
Chicago, Illinois  60606

     Re:  EXCHANGE OF 9 1/2% SENIOR SUBORDINATED NOTES DUE 2007
          AND 10 1/2% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2007

Ladies and Gentlemen:

     We have acted as counsel for Falcon Building Products, Inc., a Delaware corporation (the "Company"), and its wholly-owned subsidiaries Hart & Cooley, Inc., a Delaware corporation, Mansfield Plumbing Products, Inc., a Delaware corporation, DeVilbiss Air Power Company, a Delaware corporation, SWC Industries, Inc., a Delaware corporation, and Ex-Cell Manufacturing Company, Inc., an Arkansas corporation (collectively, the "Guarantors"), in connection with the proposed offer by the Company (the "Exchange Offer") to exchange up to $145,000,000 aggregate principal amount of its outstanding 9 1/2% Series A Senior Subordinated Notes Due 2007 (the "Old Notes") for a like principal amount of its 9 1/2% Series B Senior Subordinated Notes Due 2007 (the "Notes") and to exchange up to $169,317,000 aggregate principal amount at maturity of its outstanding 10 1/2% Series A Senior Subordinated Discount Notes Due 2007 (the "Old Discount Notes") for a like principal amount of its 10 1/2% Series B Senior Subordinated Discount Notes Due 2007 (the "Discount Notes" and, with the Notes, collectively referred to herein as the "Securities"). The Old Notes were issued and the Notes will be issued pursuant to an indenture by and among the Company, the Guarantors and Harris Trust and Savings Bank (the "Trustee") dated June 17, 1997 (the "Note Indenture"). The Old Discount Notes were issued and

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Falcon Building Products, Inc.
August 27, 1997
Page 2


the Discount Notes will be issued pursuant to an indenture by and among Company, the Guarantors and the Trustee dated June 17, 1997 (the "Discount
Note Indenture" and, with the Note Indenture, collectively referred to herein as the "Indentures"). The Notes will be jointly and severally guaranteed on a senior subordinated basis (the "Note Guarantees") by the Guarantors, according to the terms of the Note Indenture. The Discount Notes will be jointly and severally guaranteed on a senior subordinated basis (the "Discount Note Guarantees" and, with the Note Guarantees, collectively referred to herein as the "Guarantees") by the Guarantors, according to the terms of the Discount Note Indenture.

     As such counsel, we have examined, among other things, (i) the Registration Statement on Form S-4 to be filed by the Registrants with the Securities and Exchange Commission (the "Commission") on the date hereof to register under the Securities Act of 1933, as amended, the issuance of the Securities and the Guarantees, (ii) the Indentures, (iii) the forms of the Securities and
(iv) the forms of the Guarantees. The Securities, the Indentures and the Guarantees are sometimes collectively referred to herein as the "Securities Documents." We have examined the proceedings and other actions taken by the Company and the Guarantors in connection with the authorization, execution and delivery of the Indentures and the issuance of the Securities and the Guarantees thereunder. We also have made such other inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for the purposes of this opinion.

     In rendering this opinion, we have assumed:

          (i) The Guarantees have been duly authorized by all necessary corporate action on the part of Ex-Cell Manufacturing Company, Inc. ("Ex-Cell") and, when issued and delivered in connection with the Exchange Offer in the manner described in the Registration Statement, will be legally issued and delivered by Ex-Cell, to the extent such matters are governed by the laws of the State of Arkansas;

          (ii) The due and valid execution and delivery of the Indentures by the Trustee, and that the Indentures constitute the legal and binding agreements of the Trustee; and

          (iii) The genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Based upon the foregoing and in reliance thereon, subject to the qualifications, exceptions, assumptions and limitations herein contained, and subject to receipt by the Company and the

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Falcon Building Products, Inc.
August 27, 1997
Page 3


Guarantors from the Commission of an order declaring the Registration Statement effective, we are of the opinion that:

          1. The Notes, when issued and delivered in exchange for the Old Notes in the manner described in the Registration Statement and when executed and authenticated as specified in the Note Indenture, will be legally issued and will constitute binding obligations of the Company.

          2. The Discount Notes, when issued and delivered in exchange for the Old Discount Notes in the manner described in the Registration Statement and when executed and authenticated as specified in the Discount Note Indenture, will be legally issued and will constitute binding obligations of the Company.

          3. The Note Guarantees of each of the Guarantors, when issued and delivered in connection with the exchange of the Old Notes in the manner described in the Registration Statement and when the Notes and the Note Guarantees have been executed and, in the case of the Notes, authenticated, as specified in the Note Indenture will be legally issued by each Guarantor and will constitute binding obligations of each Guarantor.

          4. The Discount Note Guarantees of each of the Guarantors, when issued and delivered in connection with the exchange of the Old Discount Notes in the manner described in the Registration Statement and when the Discount Notes and the Discount Note Guarantees have been executed and, in the case of the Discount Notes, authenticated, as specified in the Discount
Note Indenture will be legally issued by each Guarantor and will constitute binding obligations of each Guarantor.

     The foregoing opinions are also subject to the following additional qualifications, exceptions, assumptions and limitations:

          A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the United States of America, the State of New York and, only with respect to (i) the due authorization, execution and delivery of the Securities by the Company and (ii) the due authorization, execution and delivery of the Guarantees by each of the Guarantors other than Ex-Cell, the General Corporation Law of the State of Delaware. This opinion is limited to the effect of the present state of the laws of the State of New York, the United States of America and, to the limited extent set forth in this paragraph, the General Corporation Law of the State of Delaware, and to the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of changes in such laws or the interpretations thereof or in the event of changes in such facts.


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Falcon Building Products, Inc.
August 27, 1997
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          B.   Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and transfers or preferential transfers and distributions by corporations to their stockholders) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. Without limitation, we express no opinion as to the ability to obtain specific performance, injunctive relief or other equitable relief as a remedy for noncompliance with any of the Securities Documents.

          C. We express no opinion as to the effect on the enforceability of the Guarantees against any Guarantor of any facts or circumstances that would constitute a defense to the obligation of a guarantor or surety, unless such defense has been waived effectively by such Guarantor.

          D. We express no opinion as to the validity, binding nature or enforceability of provisions in the Securities Documents providing for indemnification or contribution.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

                              Very truly yours,

                              /s/ GIBSON, DUNN & CRUTCHER LLP